CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated February 21, 2018, relating to the financial statements and financial highlights of MainStay VP Absolute Return Multi-Strategy Portfolio, which appears in MainStay VP Funds Trust’s Annual Report on Form N-CSR for the year ended December 31, 2017. We also consent to the references to us under the headings “Financial Highlights”, “Representations and Warranties”, “Independent Registered Public Accounting Firm”, and “Exhibits” in such Registration Statement.

New York, New York
August 9, 2018